Exhibit 23.2

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of GenVec, Inc. of our report dated January 21, 2003 relating to the financial statements of Diacrin, Inc. which appears in the Current Report on Form 8-K of GenVec, Inc. dated March 24, 2004.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
April 8, 2005